527 Madison Ave, 14th Floor
New York, NY 10022
212-317-2700
Fax 212-317-2710
www.madisonwilliams.com

March 8, 2010

CONFIDENTIAL

Mr. Jianhua Lv
Chief Executive Officer
SinoCoking Coal and Coke Chemical Industries, Inc.
Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000

Dear Sirs:

This letter (the “Agreement”) constitutes the agreement among Madison Williams & Company LLC (“Madison Williams”) and Rodman and Renshaw, LLC. (“Rodman” and together with Madison Williams, the “Placement Agent”), and SinoCoking Coal and Coke Chemical Industries, Inc. (together with their respective affiliates and subsidiaries, the “Company”), pursuant to which the Placement Agents shall serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the proposed private placement (the “Placement”) of up to approximately $US 30 million in securities (the “Securities”) of the Company, which may include shares (the “Shares”) of Company common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock.  The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers of the Securities (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agents would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement.  This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.”  The date of the closing of the Placement (the “Closing”) shall be referred to herein as the “Closing Date.”  The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by the Placement Agents to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company.

SECTION 1.                                COMPENSATION.

(A)           As compensation for the services provided by the Placement Agents hereunder, the Company agrees to pay to the Placement Agents a cash fee payable immediately upon the closing of the Placement and equal to seven percent (7%) of the aggregate gross proceeds raised in the Placement (“Placement Agent Fees”).  To avoid ambiguity, the Placement Agents acknowledge that the Company is also conducting a concurrent offering of additional Units of up to $7.0 million to investors that are citizens of and residents in the People’s Republic of China and/or other countries in the same geographic region at substantially the same terms as the Placement.  The Placement Agents agree that they are not entitled to any commission for this offering in the PRC and adjoining areas.  In addition, the Company agrees to reimburse the Placement Agents for its reasonable fees and expenses incurred in connection with the Placement, including reasonable fees and expenses of legal counsel not to exceed $75,000; provided, however, that (i) the Placement Agents will seek the Company’s approval for any expenditure (or total of expenditures to the same or affiliated persons or entities other than the Placement Agents) in excess of $15,000, with the total amount of reimbursement under this Section 1(A) not to exceed $115,000, and (ii) the reimbursement of the Placement Agents’ expenses are to be subject to the receipt of invoices for such expenses; provided, further, that prior to the Closing of the Placement, the Company shall only be required to reimburse expenses up to $15,000 prior to closing and the balance of such expenses shall be paid at the Closing.

(B)           As additional compensation for the services provided by the Placement Agents hereunder, the Company agrees to issue such number of warrants (the “Placement Agent Warrants”) to the Placement Agents or its designees at the Closing to purchase shares of Common Stock equal to five percent (5%) of the aggregate number of Shares sold in the Placement.  The Placement Agent Warrants shall have a five-year term and an exercise price per share equal to the per Share price in the Placement, and otherwise have the same terms as the warrants (if any) issued to the Purchasers in the Placement.

(C)           The Placement Agents shall be entitled to Placement Agent Fees and the Placement Agent Warrants, calculated in the manner provided in Paragraph B and C above, with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agents had contacted during the term of its engagement by the Company, if such Subsequent Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement.  A list of all such investors contacted by the Placement Agents shall be provided to the Company concurrently with the termination of this Agreement.

SECTION 2.                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth under the corresponding section of the Disclosure Schedules provided by the Company to the Placement Agents, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Placement Agent.

(A)           Organization and Qualification.  All of the direct and indirect subsidiaries and affiliated entities (individually, a “Subsidiary”) of the Company are set forth on Schedule 2(A) of the Disclosure Schedule.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding, including, without limitation, an investigation or partial proceeding, such as a deposition, whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(B)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the “Required Approvals” (as defined in subsection 2(D) below).  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(C)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(D)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any Trading Market) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable Federal and state securities laws (collectively, the “Required Approvals”).

(E)           Capitalization.  The capitalization of the Company, including a projected capitalization reflecting the issuance of shares in the Placement on a pro forma basis, is as set forth on Schedule 2(E) of the Disclosure Schedule.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any securities of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional securities.  The issuance and sale of the Securities will not obligate the Company to issue securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth in the SEC Reports, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(F)           SEC Reports; Financial Statements.  All information relating to the Company and its Subsidiaries included in filings made with the Commission since July 1, 2009 (including but not limited to disclosures in the Schedule 14A filed by the Company) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder (“SEC Reports”), and none of such SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as it relates to the Company and its Subsidiaries.  The financial statements of the Company included in such SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(G)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Commission filings, except as specifically disclosed therein, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in SEC Reports filed with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act).  The Company does not have pending before the Commission any request for confidential treatment of information.  No event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed.

(H)           Litigation.  There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(I)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(J)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have a Material Adverse Effect.

(K)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(L)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(M) Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and since February 18, 2010, the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the SEC Reports, the Company has not, since February 18, 2010 to the date hereof, received notice from the NASDAQ Stock Market LLC to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(N)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  To the best knowledge of the Company, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(O)           Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(P)           Certain Fees.  Except as provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(Q)           Registration Rights.  Except for the purchasers of units issued by the Company including shares of Common Stock and warrants, in the Company’s private placement which closed on February 5, 2010 (and subsequent closing thereof), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(R)           Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(S)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(T)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(U)           Accountants.  To the knowledge of the Company, its accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the future financial statements of the Company, are a registered public accounting firm as required by the Securities Act.

(V)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(W)           FINRA Affiliations.  There are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company.

SECTION 3.     SCOPE OF SERVICES.  The Placement Agents’ scope of services to be rendered under this Agreement shall be the same scope of services referenced in paragraph 1 of the Engagement Letter  dated December 6, 2008.

SECTION 4.                      ENGAGEMENT TERM.  The engagement shall terminate upon the closing of the Placement or six (6) months after the date of this Agreement.  The engagement may also be terminated by either the Placement Agents or the Company at any time upon 30 days' written notice. Notwithstanding anything to the contrary contained herein, the provisions in this Agreement concerning confidentiality, indemnification, contribution and payment of fees will survive any expiration or termination of this Agreement.

SECTION 5.                      PLACEMENT AGENTS’ INFORMATION; CONFIDENTIALITY.

(A)           The Company and Placement Agents agree that any information or advice rendered by the Placement Agents in connection with this engagement is for their confidential use and only in their evaluation of the Placement and, except as otherwise required by law, the Company nor the Placement Agents will publicly disclose any such information or advice without the parties’ prior mutual written consent.  The Company further agrees that it will not disclose any such information or advice in any manner to any potential investor without the prior written consent of the Placement Agents.

(B)           The confidentiality provisions set forth in paragraph 5 of the Engagement Letter dated December 6, 2008 are hereby incorporated into this Agreement by reference.

SECTION 6.                      NO FIDUCIARY RELATIONSHIP.  This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof.  The Company acknowledges and agree that the Placement Agents are not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agents hereunder, all of which are hereby expressly waived.

SECTION 7.                      CLOSING.   The obligations of the Placement Agents and the Purchasers, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and their respective subsidiaries contained herein, to the accuracy of the statements of the Company and their respective subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and their respective subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)           All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

 (B)           (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Commission filings, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries (except for indebtedness under the contemplated 300,000,000 RMB line of credit from Rural Credit Cooperative Association) or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by this Agreement, the effect of which is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated hereby.

(C)           The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to the Placement Agents.  The Company shall not have taken any action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(D)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agents, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated hereby.

(E)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(F)           The Company shall have entered into purchase agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(G)           Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 8.                      INDEMNIFICATION.                                           (A)  To the extent permitted by law, the Company will indemnify the Placement Agents and their affiliates, shareholders, directors, officers, employees, agents, legal counsel and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, judgments, liabilities, expenses or costs, as the same are incurred (including the reasonable fees and expenses of counsel), pursuant to the letter agreement dated as of December 6, 2008 between the Company and Sanders Morris Harris Group, Inc. (“SMH”) (which Madison Williams hereby represents was subsequently assigned from SMH to Madison Williams) (the “Engagement Letter”) or relating to or arising out of the Placement Agents’ activities hereunder, subject to and as set forth in Exhibit A attached hereto, which exhibit is hereby incorporated by reference herein and made a part hereof.

(B)           These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 9.                      GOVERNING LAW.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.  Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of their respective property, generally and unconditionally, the jurisdiction of aforesaid courts.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10.                                ENTIRE AGREEMENT/MISC.  Except as provided herein, this Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all other agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the parties hereto. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 11.                                NOTICES.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages hereto.

[Signature page follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents a copy of this Agreement.

Very truly yours,

MADISON WILLIAMS & COMPANY

By: __/s/ Gregg Mockenhaupt__________

 Name: Gregg Mockenhaupt

 Title: Managing Director

Address for notice:

527 Madison Avenue, 14th Floor

New York, NY 10022

Fax: (212) 317-2710

RODMAN AND RENSHAW, LLC

By: _/s/ John Borer_____________

 Name: John Borer

 Title: Head of Investment Banking

Address for notice:

1251 Avenue of the Americas, 20th Floor

New York, NY 10020

Fax: (212) 430-1799

Accepted and Agreed to as of the date first written above:

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.

By: /s/ Jianhua Lv
      Name: Jianhua Lv
      Title: Chief Executive Officer

Address for notices:

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
Facsimile:  011 86-375-292 0030

With a copy to:

Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Facsimile: (310) 208-1154
Attn:  Kevin Leung, Esq.

EXHIBIT A

Indemnification

The Company agrees to indemnify and hold harmless the Placement Agents from and against any and all losses, claims, damages, judgments, and liabilities, expenses, or costs (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the cost of investigating, preparing for, or defending any such action or claim, whether or not in connection with litigation in which an Indemnified Person is a party, as and when incurred, directly or indirectly caused by, relating to, based upon, or arising out of the Placement Agent's performance of their engagement by the Company under the Agreement, as it may be amended from time to time, or otherwise arising out of or in connection with advice or services provided or to be provided by Indemnified Persons pursuant to the Agreement, the transactions contemplated thereby, or any Indemnified Person's actions or inactions in connection with any such advice, services, or transactions, including any indemnified person's sole or contributory negligence, if such activities were performed (i) in good faith and (ii) in such manner reasonably believed by such Indemnified Person to be within the scope of the authority conferred by the Agreement or by law and to be on behalf of the Company or in furtherance of the performance of the Placement Agents’ services under the Agreement; provided, however, such indemnity agreement shall not apply to any such loss, claim, damage, liability, or cost incurred by any Indemnified Person to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct or bad faith of such Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the any advice or services provided by any Indemnified Persons in connection with the Agreement, the transactions contemplated by the Agreement, or any Indemnified Persons' actions or inactions in connection with any such advice, services, or transactions except for any such liability for losses, claims, damages, liabilities, or costs found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Person's gross negligence or willful misconduct or bad faith in connection with such advice, actions, inactions, or services.

These Indemnification Provisions shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and shall extend to the following: the Placement Agents, their affiliated entities, directors, officers, employees, agents, legal counsel and controlling persons of the Placement Agents within the meaning of the federal securities laws, and the respective successors, assigns, heirs, beneficiaries, and legal representatives of each of the foregoing indemnified persons or entities. All references to the Placement Agents or Indemnified Persons in these Indemnification Provisions shall be understood to include any and all of the foregoing indemnified persons or entities.

If any action, proceeding, or investigation is commenced, as to which an Indemnified Person proposes to demand such indemnification, it will notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Person to notify the Company will not relieve the Company from its obligations hereunder except if and only to the extent that the Company's defense of such action, proceeding or investigation is actually prejudiced by the Indemnified Person's failure so to notify the Company. The Placement Agents will have the right to retain counsel of their own choice to represent them; however, such firms shall be acceptable to the Company, which acceptance shall not be unreasonably withheld, and unless the Company assumes the Placement Agents’ defense as provided below, the Company will pay the reasonable fees and expenses of such counsel, and such counsel shall to the fullest extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by it. The Company will be entitled to participate at its own expense in the defense, or if it so elects, to assume and control the defense of any action, proceeding, or investigation, but, if the Company elects to assume the defense, such defense shall be conducted by counsel reasonably acceptable to the Placement Agents. Any Indemnified Person may retain additional counsel of its own choice to represent it but shall bear the fees and expenses of such counsel unless the Company shall have specifically authorized the retaining of such counsel. The Company will not be liable for any settlement of any claim against an Indemnified Person made without its written consent.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and any Indemnified Person, on the other hand, shall contribute to the losses, claims, damages, liabilities, or costs to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, and also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities, or costs, and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such misrepresentation. Notwithstanding the foregoing, neither Placement Agent shall be obligated to contribute any amount hereunder that exceeds the amount of fees received by such Placement Agent pursuant to the Agreement.

Neither termination nor completion of the engagement of the Placement Agents or any Indemnified Person under the Agreement shall affect the provisions of these Indemnification Provisions, which shall then remain operative and in full force and effect.

If any provision contained in this Exhibit A is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the provisions contained in this Exhibit A shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. These Indemnification Provisions may not be amended or modified in any way, except by subsequent agreement executed in writing.